Exhibit 99.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) dated as of March 1st 2005 and is made between Dr. Noah Berkowitz (the “Executive”) and HaptoGuard Inc. (the “Company”).WHEREAS, the Company desires to employ the Executive as its President and Chief Executive Officer; andWHEREAS, the Executive desires to accept such employment for the term and upon the other conditions hereinafter set forth;NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

ARTICLE I
Employment

Section 1.1 Commencement Date; At-Will Employment

Executive’s employment by the Company shall commence (the “Effective Date”) upon the closing of the Company’s private placement.

On the Effective Date, the Consulting Agreement dated July 1st, 2004 between Health Quality Solutions and the Company for services rendered solely and exclusively through the Executive (the “Consulting Agreement”) shall be cancelled and become null and void.

Executive’s employment by the Company shall be At-Will and not for any specified period and may terminated at any time, with or without cause by either Executive or Company, as set forth in Article III hereof. Section 1.2 Position.

The Company shall employ the Executive in a full time position as its President and CEO during the term of this Employment Agreement. Section 1.3 Duties.

The Executive shall have such responsibilities and authorities are customarily exercisable by the Presidents and CEOs of United States biotech corporations. The Executive shall also perform such other executive and administrative duties as the Executive may reasonably be expected to be capable of performing on behalf of the Company as may from time to time be authorized or directed by the Company’s Board of Directors. The Executive shall perform faithfully the duties assigned to him hereunder to the best of his abilities and devote his full business time and attention to the transaction of the Company's business.

ARTICLE II
Compensation

Section 2.1 Salary Base.

As compensation for the Executive's services hereunder, the Company shall pay to the Executive an annual salary of US$240,000, payable in equal bi-weekly installments (the Executive's Salary). The Executive's Basic Compensation shall be reviewed by the Board on or prior to each yearly anniversary date of the Effective Date and the Board shall negotiate the Executive's Basic Compensation based upon the performance of the Company and the Executive.

The right of the Executive to receive compensation hereunder (including the compensation pursuant to sections 2.2 and 2.3 below) is subject to all federal, state and local withholding taxes and social security taxes.

Section 2.2  Incentive Compensation.

The Executive shall be entitled to bonuses as follows (“Bonus”):

(a) As of the first anniversary of the Effective Date, the Executive will also be granted an annual cash bonus of up to 30% of the Executive’s Salary for that year based on meeting certain milestones and/or objectives. The annual milestones as well as the specific percentage of the total bonus each specific milestone will represent shall be established by the Board of Directors within sixty (60) days after the first anniversary of the Effective Date, and thereafter within sixty (60) days of the beginning of the applicable year.

(b) Subject to the approval by the Board of Directors, the Company shall grant the Executive an option to purchase common stocks of the Company at an aggregate amount, exercise price as shall be determined by the Board of Directors on at least an annual basis. The vesting shall be monthly over a period of 3 years. All the terms and conditions of the aforesaid options shall be determined by the Board of Directors of the Company and shall be set forth in an Option Agreement to be signed between the Company and the Executive. Such Option Agreement shall be governed by and shall reflect the provisions of the Company's 2005 Employee, Director and Consultant Stock Plan.

Section 2.3 Other Benefits.

(a) During the term of this Agreement, the Executive shall have the right to participate in any and all of the Company's programs for the benefit of employees at a senior executive level.

(b) The Executive shall be entitled to participate in medical, hospital, group life insurance and other fringe benefits programs from time to time generally made available to the Company’s senior executives.

(c) The Company shall provide the Executive 21 paid vacation days per year in addition to the paid holidays granted to other employees of the Company.

(d)  The Company shall reimburse the Executive for travel or other expenses or disbursements reasonably incurred or made by him in connection with the Company's business during the term of this Agreement against invoices.

(e)  The Company shall provide the Executive with car allowance in the amount of $1,000 per month.

The incentive compensation and benefits set forth in Section 2.2 and 2.3 shall be collectively referred to as the “Benefits.”

ARTICLE II
Termination of Employment

Section 3.1 Termination of Employment by Company.

(a)  Except as otherwise provided in this Article III, upon the occurrence of any of the following events, this Agreement and the rights and obligations of the parties hereunder shall immediately terminate as hereinafter provided:

(i)	The “Disability” (as defined in Section 3.4(a)) of the Executive; and

(ii)	Conduct by the Executive constituting “Cause” (as defined in Section 3.4(b)).

(b)  In the case of termination pursuant to Section 3.1(a)(i), the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive his Salary and Benefits for the period commencing on the date of termination and ending on the date that is twelve (12) months thereafter, to the extent not paid by disability insurance proceeds. In addition, the monthly vesting of the options shall continue for additional twelve months from the termination date. The Executive’s Salary and Benefits shall be paid in equal monthly installments during such twelve-month period.

(c) In the case of termination pursuant to Section 3.1(a)(ii), the Company shall only be obligated to pay the Executive and the Executive shall be entitled to receive the accrued and unpaid Salary and Benefits through the date of such termination. All unvested options on the termination date shall be cancelled.

(d) Termination of the Executive by the Company other than pursuant to Section 3.1(a)(i), 3.1(a)(ii) or Section 3.2, may be effected by a majority vote of the Board of Directors. In the event of such termination, the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive the Executive's Salary and Benefits for a period of twelve (12) months after the termination date, which date shall be determined by the majority vote of the Board of Directors. In addition, the monthly vesting of the options shall continue for additional twelve months from the termination date. The Executive's Salary and Benefits shall be paid in equal monthly installments during such twelve-month period.

Section 3.2 Death.

In the event of the death of the Executive during the term of this Agreement, this Agreement shall terminate on the date of death and the Executive's designated beneficiary or, if none, his estate shall be entitled to receive (i) any accrued and unpaid Executive's Salary and Benefits through such date of death and (ii) continued monthly vesting of the options for twelve months following the date of death.

Section 3.3 Termination of Employment by the Executive.

(a) In the event that during this Agreement there should occur any of the following events (each of the following being an event giving the Executive the right to resign for “Good Reason”): (i) a change in the title and/or responsibilities of the Executive, such that the Executive is no longer the Chief Executive Officer of the Company and no longer has such responsibilities and authorities as are customarily exercisable by the Chief Executive Officer of a US biotech corporation, (ii) a failure of the Company to provide the Executive with the Executive's Salary or Benefits or (iii) relocation of the Executive’s primary office to a location; or the requirement of the Executive to perform a majority of his duties at any location to which the commute time exceeds one hour and fifteen minutes; the Executive may elect to terminate this Agreement by written notice to the Company. In the event the Executive exercises such election, this Agreement shall terminate effective upon the receipt of such notice by the Company.

(b) If the Executive exercises his election to terminate this Agreement pursuant to Section 3.3(a)(i) or 3.3(a)(ii), the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive the Executive's Salary and Benefits for a period of twelve (12) months after the termination date, which date shall be determined by the majority vote of the Board of Directors. In addition, the monthly vesting of the options shall continue for additional twelve (12) months from such termination date. If the Executive exercises his election to terminate this Agreement pursuant to Section 3.3(a)(iii), the Company shall be obligated to pay the Executive and the Executive shall be entitled to receive the Executive's Salary and Benefits for a period of six (6) months after the termination date, which date shall be determined by the majority vote of the Board of Directors and in addition, the monthly vesting of the options shall continue for additional six (6)months from such termination date. The Executive's Salary and Benefits shall be paid in equal monthly installments during such twelve-month period

(c) If the Executive terminates this Employment Agreement for any reason other than those contained in Section 3.2 and Section 3.3(a) this Agreement shall terminate immediately except that the Executive shall be entitled to receive the accrued and unpaid Executive's Salary and Benefits through the date of such termination.

Section 3.4 Definitions of Certain Terms.

(a) “Disability” shall mean any physical or mental condition of the Executive that renders the Executive incapable of performing any substantial portion of the services contemplated hereby (as confirmed by competent medical evidence) and that has continued for an aggregate of at least 180 days in any one year period where as a result of such disability, the Board has determined that it must permanently replace the Executive.

(b)  The following shall constitute conduct entitling the Company to terminate the Executive's employment for “Cause”: (i) the Executive's malfeasance that is not cured within 30 days of written notice thereof from the Board; (ii) the conviction of the Executive of any felony or any crime involving moral turpitude (or the equivalent thereof under the laws of any state); (iii) blatant refusal to abide by reasonable directives of the Board of Directors not cured within 30 days of written notice thereof from the Board; (iv) material breach of this Agreement; (v) serious breach of trust including theft, embezzlement, self-dealing, prohibited disclosure to unauthorized persons or entity of confidential or proprietary information of the Company; (vi) any gross negligence or bad-faith conduct of the Executive resulting material loss to the Company or (vii) violation of securities law.

Section 3.5 Effect of Termination.

Executive undertakes that immediately upon the termination of the employment with the Company, for any reason, to act as follows: (a) deliver and/or return to the Company, all the documents, CDs, diskettes or other magnetic media, letters, notes, reports, business cards and other papers in Executive’s possession and relating to his employment with the Company, as well as any equipment and/or other property belonging to the Company which was placed at Executive’s disposal; and (b) delete any information relating to the Company or its business from Executive’s personal computer; and (c) coordinate with the Company the orderly handing over of Executive’s position according to the timetable determined by the Company, and Executive shall hand over in any orderly fashion and in coordination with the Company his position, the documents and all the other matters dealt with by Executive to whomever the Company instructs.

ARTICLE IV
Representations and Warranties

The Executive represents and warrants that:

(a)There are no undertakings or agreements preventing him from committing in accordance with this Agreement and performing its obligations hereunder.

(b)This Agreement is valid and binding upon him, and enforceable against him, in accordance with its terms.

(c)His execution and performance of this Agreement will not result in the violation of any provision of applicable law or any judgment or decree binding upon him.

(d)He is not currently, nor will he, by entering into this Agreement, be deemed to be violating any rights of or breaching any obligations toward his former employer.

(e)He shall inform the Company, immediately upon becoming aware, of any matter in which he or his immediate family has a personal interest and which might give rise to a conflict of interest with his duties under this Agreement.

ARTICLE V
Non-Competition; Confidential Information; and Intellectual Property

Section 5.1 Non-Competition.

(a) Subject to Sections 5.1(b) and 5.1(c), during the term of this Agreement, during the period in which the Executive is entitle for severance payment under Article III and for one year thereafter, the Executive shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than as the holder of less than 5% of the stock of a corporation listed on a national securities exchange or in the National Association of Securities Dealers, Inc. Automated Quotation System (such a corporation being hereinafter referred to as a “Public Corporation”)), director, employee, consultant or otherwise that compete with the Company.

(b) The Executive shall not be deemed to be in breach of this Section 5.1 because (i) a public corporation of which he owns more than 5% of the outstanding capital stock begins to engage in any such prohibited activities, provided Executive is not employed by such public corporation or (ii) his ownership interest in a public corporation engaged in such activities increases to more than 5% of such public corporation's issued and outstanding capital stock, in either case without any volitional act on the part of the Executive, if within 60 days of learning of such event, the Executive disposes of the amount of capital stock necessary to cause his ownership to be less than 5% of the amount of such capital stock issued and outstanding.

(c) In the event of termination of this Agreement pursuant to Section 3.1(d) (i.e. termination by majority vote of the board) this Non Competition obligation shall continue until the date of the last payment of severance pursuant to Article III.

Section 5.2  Confidential Information

(a) Executive understands that the Company and its affiliates possess Proprietary Information (as defined below) which is important to its business and that this Agreement creates a relationship of confidence and trust between Executive and the Company and its subsidiaries and affiliates with regard to Proprietary Information.

(b) For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company and its subsidiaries and affiliates and predecessors, or is developed, created or discovered by Executive while performing the services under this Agreement, or which became or will become known by, or was or is conveyed to him which has commercial value in the Company's and its subsidiaries and affiliates' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, techniques, business, product, or development plans, customer information, and any other information concerning the Company's, its subsidiaries and affiliates' actual or anticipated business, development, personnel information, or which is received in confidence by or for the Company and its affiliates from any other person.

 (c) At all times, both during the term of this Agreement and after its termination, Executive will keep in confidence and trust, and will not use or disclose to any third party, any Proprietary Information without the prior written consent of the Board of Directors.

(d) Executive understands that the Company and its affiliates possess or will possess "Company Documents" which are important to its business. For purposes of this Agreement, "Company Documents" are documents or other media that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company and its affiliates, whether such documents have been prepared by Executive or by others. "Company Documents" include, but are not limited to, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer disks, personnel files, tapes or printouts and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performance of the services under this Agreement. Executive further agrees that, immediately upon the Company's request and in any event upon completion of Executive's services, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property

Section 5.3 Intellectual Property

(a) The Executive will promptly disclose and describe to the Company all inventions which he may solely or jointly conceive, develop, or reduce to practice during the period of his employment with the Company (i) which relate to the Company business or to actual or demonstrably anticipated research or development undertaken by the Company, (ii) which are developed in whole or in part on Company time or with the use of any of the Company’s equipment, supplies, facilities or trade secret information, (iii) which result directly or indirectly from Executive employment with the Company. Executive agrees to assign and does hereby assign to the Company or its designee(s) all of its rights, titles and interests worldwide in such inventions and in all intellectual property rights based upon such inventions.

(b) The Executive will, at the Company expense, assist in preparation and registration of patents and all other intellectual property in favor of the Company in any jurisdiction deemed appropriate by the Company. Such assistance shall include, without limitation, the preparation of documents, drawings and other data and execution of assignments, applications and other forms. The Executive agrees to perform this obligation during and after the term of this Agreement.

ARTICLE V
Miscellaneous

Section 6.1 Survival

The provisions of this Agreement regarding confidentiality, non-compete, intellectual property and all others that by their sense and context are intended to survive the termination of this Agreement shall survive and continue in effect.Section 6.2 Notices.

Any notice or request required or permitted to be given hereunder shall be sufficient if in writing and delivered personally or sent by registered mail, return receipt requested, to the addresses set forth below or to any other address designated by either party by notice similarly given. Such notice shall be deemed to have been given upon the personal delivery thereof or three days after the date of such mailing thereof, as the case may be.

If to the Executive, to:

20 Disbrow Circle
New Rochelle, NY 10804

If to the Company, to:
HaptoGuard
C/O Pearl Cohen Zedek
Latzer, LLP
10 Rockefeller Plaza, Suite 1001
New York, NY 10020

Section 6.3 Assignment and Succession.

The Executive acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Employment Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its successors and assigns.

Section 6.4 Headings.

The Article and Section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.

Section 6.5 Arbitration.

Any controversy or claim arising out of, or relating to, this Agreement or the breach hereof, shall be settled by arbitration in New York in accordance with the rules then pertaining of the American Arbitration Association, and judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Arbitration shall be heard by a single arbitrator who shall be agreed upon by the parties or, barring such agreement, who shall be selected by the chairman of the New York section of the American Arbitration Association. The parties agree that such arbitration shall commence not later than 30 days after the request of a party hereto for such arbitration, and that the proceedings of the arbitration shall be concluded not less than 30 days after commencing. Each party shall abide by such schedule, and it shall be a condition for the approval of the arbitrator that he agrees to abide by such schedule.

Section 6.6 Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersedes all prior agreements, understandings or intents between the parties hereto or any related parties, including the Consulting Agreement. This Agreement may be amended, modified or supplemented only by a writing signed by both parties hereto.

Section 6.7 Waivers.

Any term or provisions of this Agreement may be waived or the time for its performance may be extended by the party or parties entitled to the benefits thereof but only to the extent evidenced by a writing executed by such party. The failure of any party hereto to enforce at any time any provision of this Employment Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Employment Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Employment Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 6.8 Execution of Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of the parties.IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.

HaptoGuard Inc.

By:____________________
Name: Mary Tanner
Title: Director

_______________________
Noah Berkowitz